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                                                                    EXHIBIT 4.15



                        [CIBC WORLD MARKETS LETTERHEAD]



Holly Corporation
100 Crescent Court
Suite 1600
Dallas, Texas   75201

Attention: Henry Teichholz

August 2, 2000

AMENDED AND RESTATED CREDIT AGREEMENT

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of April 14, 2000 among Holly Corporation, certain subsidiaries of Holly Corporation, as borrowers and guarantors, the banks listed therein, CIBC Inc., as Collateral Agent, Fleet National Bank, as Collateral Monitor and Documentation Agent and CIBC World Markets Corp. and Sole Lead Arranger and Bookrunner (as amended, the CREDIT AGREEMENT). Terms used in this letter and defined in the Credit Agreement shall have the same meanings as set forth in the Credit Agreement.

The Pricing Schedule annexed to the Credit Agreement provides for a margin with respect to Base Rate Loans. There is an inconsistency in the Credit Agreement as
Section 2.6(a) does not provide for any margin for Base Rate Loans. In order to clarify this inconsistency we would propose that at the end of the first sentence of Section 2.6(a) the following be added: "plus the Base Rate Margin".

We would also propose that a new definition of Base Rate Margin be added as follows: "BASE RATE MARGIN means a rate per annum determined daily in accordance with the Pricing Schedule."

If you are in agreement with the foregoing, please acknowledge your agreement and have each of the Borrowers and Guarantors acknowledge their agreement by signing the enclosed copy of this letter in the space provided and returning it to the undersigned.

Please do not hesitate to contact me if you have any questions.

Very truly yours,


CANADIAN IMPERIAL BANK OF COMMERCE,
 as Administrative Agent
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By: /s/ RUSSELL R. OTTS
    --------------------------
    Name:  Russell R. Otts
    Title: Director


AGREED AND ACCEPTED:

HOLLY CORPORATION


By:  /s/ HENRY A. TEICHHOLZ
     -------------------------
     Name:  Henry A. Teichholz
     Title: Vice President

NAVAJO REFINING COMPANY
 BLACK EAGLE, INC.
NAVAJO CORP.
NAVAJO SOUTHERN, INC.
NAVAJO NORTHERN, INC.
LOREFCO, INC.
NAVAJO CRUDE OIL PURCHASING, INC.
NAVAJO HOLDINGS, INC.
HOLLY PETROLEUM, INC.
NAVAJO PIPELINE CO.
LEA REFINING COMPANY
NAVAJO WESTERN ASPHALT COMPANY

By:  /s/  HENRY A. TEICHHOLZ
     ----------------------------
     Name:   Henry A. Teichholz
     Title:  Vice President

MONTANA REFINING COMPANY,
A PARTNERSHIP

By Navajo Northern, Inc., its
  General Partner


By:  /s/  HENRY A. TEICHHOLZ
     ----------------------------
     Name:   Henry A. Teichholz
     Title:  Vice President


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